Exhibit 99.1
Latch Completes Acquisition of Honest Day’s Work

Acquisition enables Latch to deliver on its mission of making spaces better places to live, work, and visit.

NEW YORK & LOS ANGELES - July 3, 2023 - Latch, Inc. (NASDAQ: LTCH), today announced that it has completed the previously announced acquisition of Honest Day’s Work (“HDW”), Ring founder Jamie Siminoff’s latest company dedicated to enabling residential service providers, such as housekeepers, dog walkers, and drivers, to operate more efficiently, profitably, and independently through technology.

Latch acquired 100% of the capital stock of HDW in exchange for approximately 29.0 million shares of Latch’s common stock, subject to certain time-based and stock performance-based transfer restrictions, and $22.0 million aggregate principal amount of unsecured promissory notes. Upon the closing of the acquisition, Latch acquired all of HDW’s assets, including its intellectual property and $8.0 million in cash. Additionally, approximately 30 HDW team members joined Latch.

The acquisition integrates the two companies’ teams, resources, and know-how to advance Latch’s mission of making spaces better places to live, work, and visit, while further advancing HDW’s capabilities. Jamie Siminoff is expected to take over as Latch’s CEO later this year. The combined company plans to remain focused in the near term on optimizing efficiency and ensuring continued excellence for customers.

Jason Keyes, Latch Interim CEO, said: “We are pleased to officially have Jamie and his team on board as we continue to focus on delivering for our customers and building steady growth and momentum for the business. I am excited about opportunities to enhance Latch with HDW’s services to further improve our user experience and deliver new features that make customers’ and users’ lives easier.”

Siminoff said: “With the completion of the acquisition, I am excited to get to work on combining Latch and HDW to build a disciplined, efficient, and truly innovative business. By combining access control with HDW’s mission, there is huge opportunity to improve the lives of residents, building managers, and service providers alike.”

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

About Honest Day’s Work
Honest Day’s Work is on a mission to enable independence through technology for residential service providers, such as housekeepers, dog walkers, electricians, and drivers. The company aims to provide workers with more control over their businesses and enable them to deliver high-quality service to their customers. HDW was founded by Jamie Siminoff, founder of Ring.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: Latch’s and Honest Day’s Work’s future products, financial performance, strategies, and operations, and the related benefits to shareholders, customers, and residents; expected growth of demand for Latch’s and Honest Day’s Work’s future products and their adoption by customers; Latch and Honest Day’s Work industry positions; Latch’s acquisition of Honest Day’s Work, the impact of such acquisition and related transactions on the combined company, and the operating results of the combined company; the ability of Latch to successfully integrate Honest Day’s Work and realize the benefits of such acquisition, including the expected performance of the combined company’s management team; and the transition in Latch’s CEO position. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the effect of the completion of the HDW acquisition (the “Acquisition”) on the ability of Latch to retain and hire key personnel and maintain relationships with customers, suppliers and others with which Latch does business, or on Latch’s operating results and business generally; (ii) the risk that the Acquisition and the integration of HDW into Latch may involve unexpected costs or liabilities; (iii) the outcome of legal proceedings, if any, related to the Acquisition or otherwise, and the impact of the Acquisition thereon; (iv) Latch’s ability to regain and maintain compliance with the listing standards of Nasdaq, and the impact of the Acquisition thereon; (v) Latch’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022, and the impact of the Acquisition thereon; (vi) Latch’s ability to file its delinquent periodic reports with the Securities and Exchange Commission (the “SEC”) by August 4, 2023, and the impact of the Acquisition thereon; (vii) the expected performance of Latch’s stock; (viii) Latch’s ability to implement business plans; (ix) changes and developments in the industry in which Latch competes; and (x) Latch’s response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents subsequently filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Latch assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Latch does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:
investors@latch.com

Latch PR:
press@latch.com